Exhibit (j)(3)


                          SQUIRE, SANDERS & DEMPSEY LLP
                                 4900 Key Center
                                127 Public Square
                           Cleveland, Ohio 44114-1304

                               September 29, 2003



National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio 44114

                      Re: Armada Ohio Tax Exempt Bond Fund
                          ARMADA OHIO MUNICIPAL MONEY MARKET FUND

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of Armada Ohio Tax Exempt Bond Fund and Armada Ohio Municipal Money Market Fund and the related Statement of Additional Information. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,


                                            /S/ SQUIRE, SANDERS & DEMPSEY LLP
                                            Squire, Sanders & Dempsey LLP